UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 12, 2007
Date of Report (Date of earliest event reported)

CONSTITUTION MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300 - 1055 West Hastings Street Vancouver, British Columbia, Canada	V6E 2E9
(Address of principal executive offices)	(Zip Code)

(604) 612-4847
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01         Entry into a Material Definitive Agreement.

Effective December 12, 2007, the Board of Directors of Constitution Mining Corp. (the "Company") approved the Company's entry into an Assignment Agreement dated December 12, 2007 (the "Agreement") with Recursos Maricunga S.A. ("RMSA") with respect to RMSA's right to explore and option to purchase (the "Option") certain mining properties located in the Salta Province of Argentina (the "Property"). The Property consists of an aggregate 3,676 hectares. The Option has been granted to RMSA from Rio Tinto Mining & Exploration Ltd., Argentine Branch. The following summary of the material terms of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is attached as an exhibit to this current report on Form 8-K.

Pursuant to the terms of the Agreement, RMSA has assigned to the Company all of RMSA's rights and obligations under the Option, in consideration of:

1.        the Company issuing 500,000 shares of its capital stock to RMSA and paying to RMSA an amount of $60,000 on or before December 19, 2007;

2.        the Company incurring a minimum of $3,740,000 in work commitment expenditures on the Property ("Expenditures") and making additional issuances of 7,000,000 shares of its common stock to RMSA in accordance with the following schedule:

  $240,000 in Expenditures plus a further issuance of 1,000,000 shares of the Company's common stock on or before March 15, 2008;

  a further $500,000 in Expenditures plus a further issuance of 2,000,000 shares of the Company's common stock on or before March 15, 2009;

  a further $1,000,000 in Expenditures plus a further issuance of 4,000,000 shares of the Company's common stock on or before March 15, 2010; and

  a further $2,000,000 in Expenditures on or before March 15, 2011.

The Company will acquire 100% of the Option once the Company has completed its commitments, as set forth above, on or before March 15, 2011. Upon the completion of this acquisition, the Company will grant to RMSA a 1% net smelter returns royalty. The Option grants the Company the exclusive possession of the Property for mineral exploration, together with the right to purchase the property upon exercise of the Option. The Option is subject to a 1% net smelter returns royalty in favour of the underlying titleholder. The Option contains certain work expenditure obligations, which are intended to be satisfied by the Expenditures prescribed under the Agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits

Exhibit No.	Exhibit
10.1	Assignment Agreement, dated effective December 14, 2007, between Recursos Maricunga S.A. and Constitution Mining Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONSTITUTION MINING CORP.
DATE: December 18, 2007	/s/ Daniel Hunter __________________________ Name: Daniel Hunter Title: Chief Operating Officer and a director

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